Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated December 18, 2019, relating to the consolidated statements of financial position of ESSA Pharma Inc. as of September 30, 2019 and 2018, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the years ended September 30, 2019, 2018 and 2017, which are part of this Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

June 29, 2020